Exhibit 2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 13D
Under the Securities Exchange Act of 1934
Amendment No. 18
Telephone and Data Systems, Inc.
(Name of Issuer)
Common Stock
(Title of Class and Securities)
879433100
(CUSIP Number of Class of Securities)
O. Mason Hawkins
Chairman of the Board and C.E.O.
and
Andrew R. McCarroll
Vice President & General Counsel
Southeastern Asset Management, Inc.
6410 Poplar Avenue; Suite 900
Memphis, TN 38119
(901) 761-2474
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)
May 5, 2009
(Date of Event which Requires
Filing of this Statement)
If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this Schedule because of Sections 240.13d-1(e), 240.13d-1(f), or 240.13d-1(g), check the following box: ☐

CUSIP No.	879433100	13D

1	NAMES OF REPORTING PERSONS Southeastern Asset Management, Inc. I.D. No. 62-0951781

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP:
(a) ☐
(b) ☑

3	SEC USE ONLY

4	SOURCE OF FUNDS

OO: Funds of investment advisory clients

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

☑

6	CITIZENSHIP OR PLACE OF ORGANIZATION

Tennessee

	7	SOLE VOTING POWER

NUMBER OF		(Discretionary Accounts) 1,154,148 shares

SHARES	8	SHARED OR NO VOTING POWER
BENEFICIALLY
OWNED BY		1,530,800 shares (Shared) 153,700 shares (None)

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		(Discretionary Accounts) 1,301,848 shares

WITH	10	SHARED OR NO DISPOSITIVE POWER

1,530,800 shares (Shared) 6,000 shares (None)

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

2,838,648 shares

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN SHARES

☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11

5.5%

14	TYPE OF REPORTING PERSON

IA
Note: All shares identified above are shares of the Issuer’s class of Common Stock, and the percentage in Row 13 above relates to such class of Common Stock.

CUSIP No.	879433100	13D

1	NAMES OF REPORTING PERSONS Longleaf Partners Fund I.D. No. 63-6147721

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP:
(a) ☐
(b) ☑

3	SEC USE ONLY

4	SOURCE OF FUNDS

OO: Funds of investment company shareholders

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION

Massachusetts

	7	SOLE VOTING POWER

NUMBER OF		None

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		1,530,800 shares

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		None

WITH	10	SHARED DISPOSITIVE POWER

1,530,800 shares

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

1,530,800 shares

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN SHARES

☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11

3.0%

14	TYPE OF REPORTING PERSON

IV
Note: All shares identified above are shares of the Issuer’s class of Common Stock, and the percentage in Row 13 above relates to such class of Common Stock.

CUSIP No.	879433100	13D

1	NAMES OF REPORTING PERSONS O. Mason Hawkins I.D. No. XXX-XX-XXXX

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP:
(a) ☐
(b) ☑

3	SEC USE ONLY

4	SOURCE OF FUNDS

OO: None

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION

Citizen of United States

	7	SOLE VOTING POWER

NUMBER OF		(Discretionary Accounts) None

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		None

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		None

WITH	10	SHARED DISPOSITIVE POWER

None

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

None (See Item 2)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN SHARES

☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11

0.0%

14	TYPE OF REPORTING PERSON

IN
Note: All shares identified above are shares of the Issuer’s class of Common Stock, and the percentage in Row 13 above relates to such class of Common Stock.

Item 4. Purpose of Transaction
Item 5. Interest In Securities Of The Issuer
SIGNATURES

Item 4. Purpose of Transaction
     Item 4 of Southeastern’s previously filed Schedule 13D entitled “Purpose of Transaction” is hereby amended and supplemented by adding the following at the end thereof:
     In anticipation of next week’s Shareholder Forum meeting regarding strategic opportunities currently available to the Issuer (see www.shareholderforum.com/tds), Southeastern would like to be more specific about recommendations it has made to the Issuer’s management and/or directors over the last few months regarding opportunities to enhance value for all shareholders. We encourage other shareholders and industry participants to consider these alternatives and share their views, since we believe the company is at a critical juncture and poor decision making can severely damage opportunities to recognize the company’s value.
     First, Southeastern has recommended that the Issuer sell itself or its wireless assets to a national wireless carrier. Southeastern believes that much greater value can be recognized for shareholders today through a sale than if the company remains independent going forward. Management and the Board disagree. We have not been satisfied with management’s responses justifying remaining independent and encourage other shareholders to express their views.
     Second, in the absence of the Issuer’s willingness to put itself and/or the wireless assets up for sale, Southeastern has recommended that the Issuer simplify its capital structure. Specifically, our most recent recommendation has been that the Issuer combine its common and special common stock into a single class, and spin off US Cellular, as more particularly described on Exhibit A. There are a number of benefits we see in taking these steps, the most important of which is that the separate pieces of this business are less likely to trade at a discount. With greater liquidity in the TDS common and US Cellular shares, and greater transparency regarding the underlying industry exposure, we believe the public share price will move closer to the value of these businesses. In addition, if management and the Board ever agree with our conclusion that a sale is the best strategic option, then the company will be better positioned to accomplish a transaction.
     Third, we continue to believe that the Issuer’s current stock price represents a significant discount to the value of the underlying assets. Accordingly, we have recommended that management direct its significant cash on hand to share repurchase. This action would not be inconsistent with our prior two recommendations. On the contrary, it would only enhance the value recognition opportunity those two strategic alternatives represent. To assist management in making the share repurchase as productive as possible, Southeastern has recommended that the Issuer conduct a Dutch tender for 20 million shares. To allay management’s concerns that sufficient shares might not be tendered, Southeastern has committed, subject to execution of appropriate documentation, to backstop up to 50% of that Dutch tender.  While Southeastern believes intrinsic value to be higher than the backstop price, Southeastern would prefer to part with a portion of its position to facilitate management’s move to a public-shareholder mindset rather than retain its entire position under a management which disregards public shareholders. As such, we support a Dutch tender whether or not we are called on to provide this backstop.
     Finally, as an owner of this company since 2001, Southeastern has become increasingly frustrated with having to plead with management to act for the benefit of public shareholders. Our 14a-8 shareholder proposal contained in the Issuer’s Proxy Statement provides greater detail on the history of Southeastern’s recommendations and management’s responses. While we bought the company with knowledge that it was family controlled, we trusted management and the Board would act responsibly for all owners. Because the Issuer’s management and policies have been focused more on the controlling shareholder than public shareholders, we believe it is important to send a message that the public shareholder voice should be heard. Accordingly, we recommend that company shareholders vote FOR our shareholder proposal to recapitalize the company’s equity structure into one class of common stock, with one vote for each share. Because the TDS Voting Trust has announced its intention to vote against this proposal, a shareholder’s vote in favor makes it clear that he or she is not satisfied with the direction the controlling shareholder has taken the company.
Item 5. Interest In Securities Of The Issuer
Item 5 shall be amended and restated as follows:
     (a) The aggregate number and percentage of Securities to which this Schedule 13D relates is 2,838,648 shares of the common stock of the Issuer, constituting approximately 5.5% of the 51,646,376 shares outstanding.

	Common		% of outstanding
	Shares Held		Common Shares

Voting Authority

Sole:	1,154,148		2.2%
Shared:	1,530,800	*	3.0%
None:	153,700		0.3%

Total	2,838,648		5.5%

* Shares owned by Longleaf Partners Fund, a series of Longleaf Partners Funds Trust.

Dispositive Authority

Sole:	1,301,848		2.5%
Shared:	1,530,800	*	3.0%
None:	6,000		0.0%

Total	2,838,648		5.5%

*	Shares owned by Longleaf Partners Fund, a series of Longleaf Partners Funds Trust.
     (b) Southeastern generally has the sole power to dispose of or to direct the disposition of the Securities held for discretionary accounts of its investment clients, and may be granted the sole power to vote or direct the vote of such Securities; such powers may be retained by or shared with the respective clients for shared or non-discretionary accounts, for which Southeastern generally makes recommendations with respect thereto. Shares held by any Series of Longleaf Partners Funds Trust are reported in the “shared” category.
     (c) Transactions in the Securities during the past sixty days are attached as Schedule II.
     (d) The investment advisory clients of Southeastern have the sole right to receive and, subject to notice, to withdraw the proceeds from the sale of the Securities, and the sole power to direct the receipt of dividends from any of the Securities held for their respective accounts. Such clients may also terminate the investment advisory agreements without penalty upon appropriate notice. Southeastern does not have an economic interest in any of the Securities reported herein.
     (e) Not applicable.
SIGNATURES
After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.
Dated: May 5, 2009

SOUTHEASTERN ASSET MANAGEMENT, INC.

By /s/ Andrew R. McCarroll
Andrew R. McCarroll
Vice President & General Counsel

LONGLEAF PARTNERS FUND

By Southeastern Asset Management, Inc.

By /s/ Andrew R. McCarroll
Andrew R. McCarroll
Vice President & General Counsel

O. MASON HAWKINS, Individually

/s/ O. Mason Hawkins

Joint Filing Agreement
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Amendment No. 18 to Schedule 13D with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Amendment No. 18 to Schedule 13D. In evidence thereof, the undersigned hereby execute this Agreement as of May 5, 2009.

Southeastern Asset Management, Inc.

By: /s/ Andrew R. McCarroll
Andrew R. McCarroll
Vice President and General Counsel

Longleaf Partners Fund
By Southeastern Asset Management, Inc.

By: /s/ Andrew R. McCarroll
Andrew R. McCarroll
Vice President & General Counsel

O. Mason Hawkins, Individually

/s/ O. Mason Hawkins

Schedule II
Transactions in the Last Sixty Days

Transaction Type	Date	# of Shares	Price per Share *
Sale	03/09/09	5,000	$24.70
Sale	03/09/09	2,000	$24.70
Sale	03/09/09	1,000	$24.70
Sale	03/10/09	2,100	$25.00
Sale	03/10/09	3,900	$25.00
Sale	03/10/09	3,000	$25.00
Sale	03/24/09	3,000	$26.98
Sale	03/24/09	14,000	$26.98
Sale	04/06/09	3,000	$28.80
Sale	04/06/09	2,000	$28.87
Sale	04/06/09	3,000	$28.87
Sale	04/06/09	5,000	$28.86
Sale	04/06/09	10,000	$28.80
Sale	04/06/09	10,000	$28.86
Sale	04/06/09	1,000	$28.80
Sale	04/06/09	2,137	$28.80
Sale	04/06/09	6,663	$28.86
Sale	04/06/09	17,000	$28.86
Sale	04/06/09	1,000	$28.80
Sale	04/06/09	1,000	$28.87
Sale	04/06/09	1,000	$28.87
Sale	04/06/09	1,400	$28.87
Sale	04/06/09	1,600	$28.87
Sale	04/06/09	1,000	$28.80
Sale	04/06/09	1,000	$28.87
Sale	04/06/09	9,000	$28.80
Sale	04/06/09	8,700	$28.86
Sale	04/06/09	300	$28.86
Sale	04/06/09	1,000	$28.87
Sale	04/06/09	2,000	$28.87
Sale	04/06/09	2,000	$28.80
Sale	04/06/09	400	$28.87
Sale	04/06/09	600	$28.87
Sale	04/06/09	4,000	$28.86
Sale	04/07/09	4,100	$28.23
Sale	04/08/09	100	$27.99
Sale	04/08/09	100	$27.99
Sale	04/23/09	26,000	$26.31
Sale	04/23/09	1,000	$26.31
Sales in the ordinary course of business on the American Stock Exchange or through Electronic Communication Networks (ECNs). In addition to the above transactions, on March 12, 2009, March 20, 2009, April 14, 2009 and April 17, 2009, clients of Southeastern terminating their advisory relationship removed 15,000, 25,000, 26,000, and 10,000 shares from Southeastern’s discretion.

*	Net of commissions

Exhibit A - structure Consolidation of TDS/s and TDS into single, voting class (based on historical ratio) Increase of Series A common votes per share to 20 (from 10) to maintain TDS Voting Trust Control Conversion of all but 1000 USM Series A shares to USM common Increase in votes per share of residual USM Series A shares to 350k per share Pro Rata distribution of all USM common shares to TDS shareholders Distribute USM Series A shares directly to TDS Voting Trust 1:4 reverse stock split in TDS shares State that the Board will engage an outside banker to reconsider all strategic options